As filed with the Commission on April 24, 1996   File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         DYNAMICS RESEARCH CORPORATION
               (Exact name of issuer as specified in its charter)

           Massachusetts                                       04-2211809
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                             Identification No.)

                                60 Frontage Road
                        Andover, Massachusetts 01810-5498
          (Address of principal executive offices, including zip code)


                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                               Douglas R. Potter
                           Chief Financial Officer
                         Dynamic Research Corporation
                               60 Frontage Road
                      Andover, Massachusetts 01810-5498
                                (508) 475-9090
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

           Title of      Amount      Proposed    Proposed     Amount of
           Securities    to be       maximum     maximum      registration
           to be         registered  offering    aggregate    fee <F2>
           registered                price per   offering
                                     share<F1>   price<F1>

           Common Stock  100,000      $7.14      $713,750      $246.12
           par value,    <F3>
           $.10

<F>
<F1>   The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Dynamics Research Corporation Common Stock, par value $0.10, reported on the NASDAQ National Market on April 24, 1996. The offering price for shares subject to options on the date hereof is the actual exercise price of such options.
<F2>   Registration fee consists of $22.63 payable in respect of 15,000 shares subject to options at an exercise price of $4.375 per share, plus $7.88 payable in respect of 3,000 shares subject to options at an exercise price of $7.625 per share, plus $215.60 payable in respect of 82,000 shares that have not been issued or made subject to options.
<F3>   Plus, pursuant to Rule 416(c), such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company's capital stock.
</F>

                                    PART II

Item 3.  Incorporation of Documents by Reference.

     Dynamics Research Corporation (the "Registrant" or the "Company") hereby incorporates herein by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not required.

Item 5.   Interests of Named Experts and Counsel.

     No material interests.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Restated Articles of Organization provide that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at time such liability is determined. The By-laws provided that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts against certain liabilities.

     The Company has indemnification agreements with each of its directors. Each indemnification agreement entitles the director to be indemnified by the Company for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Company or (ii) serving or having served at the Company s request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Company to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Company. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Company.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as a part of this Registration Statement. Where such filing is made by incorporation by reference to a previously filed statement or report, such statement or report is identified in parentheses.

        Exhibit
          No.                 Description                        Page No.

          3.1       Restated Articles of
                    Organization (Incorporated by
                    reference to the Registrant's
                    Form 10-Q for the quarter ended
                    6/13/87).

          3.2       By-Laws (Incorporated by
                    reference to the Registrant's
                    Form 10-Q for the quarter ended
                    6/13/87).

          4.1       Common stock included in
                    Exhibit 3.1 and 3.2.

          4.2       Preferred stock included in
                    Exhibit 3.1 and 3.2.

          4.3       Rights Agreement dated as of
                    July 14, 1988 ("Rights
                    Agreement") between the Company
                    and American Stock Transfer &
                    Trust Company, as Rights Agent
                    (Incorporated by reference to
                    the Registrant's Form 8-K filed
                    on July 14, 1988).

          4.4       Rights Agreement Amendment No.
                    1 dated as of September 6, 1989
                    (Incorporated by reference to
                    the Registrant's Form 8-K filed
                    on September 12, 1989).

          5         Opinion of Ropes & Gray.                        6

          10        1995 Stock Option Plan for Non-
                    Employee Directors
                    (Incorporated by reference to
                    the Registrant's Form 10-K for
                    the year ended 12/31/94).

          23.1      Consent of Arthur Andersen LLP.                 8

          23.2      Consent of Ropes & Gray is
                    contained in Exhibit 5.

          24        Power of attorney is included on
                    the signature page of this
                    Registration Statement.



Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, The Commonwealth of Massachusetts, on this 24 day of April, 1996.

                              Dynamics Research Corporation



                              By  /s/Douglas R. Potter




          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the 24 day of April, 1996. Each person whose signature appears below hereby authorized each of Albert Rand and Douglas R. Potter and appoints each of them singly his attorney-in-fact, each with full power of substitution, to execute in his name, place and stead, in any and all capacities, any post-effective amendment to this Registration Statement and file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, making such further changes in this Registration Statement as the Company deems appropriate.

               Signature                     Title


            /s/ Albert Rand
            Albert Rand             Director, President, Chief Executive Officer


            /s/Douglas R. Potter
            Douglas R. Potter       Vice President of Finance, Chief Financial
                                    Officer
                                   (Principal Financial and Accounting Officer)



            /s/ John S. Anderegg
            John S. Anderegg                     Director, Chairman



            Dr. Francis J. Aguilar                    Director


            /s/ Thomas J. Troup
            Thomas J. Troup                           Director


            /s/ Gen. James P. Mullins
            Gen. James P. Mullins                     Director




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